BWX Technologies Concludes 2018 with Record Fourth Quarter Results; Positioned for Continued Growth in 2019

•	4Q18 GAAP EPS of $0.22; non-GAAP EPS of $0.74; revenue up 11% vs. 4Q17

•	2018 GAAP EPS of $2.27; non-GAAP EPS of $2.39; revenue up 7% vs. 2017

•	Returned $279 million of cash to shareholders in 2018

•	Announces 6% quarterly dividend increase to $0.17 per share

•	Issues 2019 guidance: non-GAAP EPS of ~$2.50; revenue growth of ~6%

•	Reiterates 3-5 year, low-double-digit non-GAAP EPS CAGR from 2017 results
Lynchburg, VA - February 25, 2019 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported record fourth quarter 2018 revenue of $478 million, an 11% increase compared with $430 million in the fourth quarter of 2017. GAAP net income for the fourth quarter 2018 was $21.9 million, or $0.22 per diluted share, compared with a net loss of $15.7 million, or a loss of $0.16 per share, in the prior-year quarter. Non-GAAP net income for the fourth quarter 2018 was $73.0 million, or $0.74 per diluted share, compared with $47.5 million, or $0.47 per diluted share, in the prior-year quarter. A reconciliation of non-GAAP results is detailed in Exhibit 1.

Full year 2018 revenue was $1.8 billion, a 6.6% increase compared to $1.7 billion in 2017. GAAP net income for the full year 2018 was $227.0 million, or $2.27 per diluted share, which includes a $0.25 unfavorable impact of non-cash, mark-to-market loss for pension and other post-retirement benefits, compared with $147.8 million, or $1.47 per diluted share, in 2017. Non-GAAP net income for the full year 2018 was $238.8 million, or $2.39 per diluted share, up 17% compared with $205.6 million, or $2.05 per diluted share, in the prior year.

"We had an impressive finish to 2018 with record fourth quarter financial results," said Rex D. Geveden, president and chief executive officer. "Despite some operational challenges and pension and interest headwinds especially in the second half, 2018 was yet another stride forward in our aggressive growth plans. We enter 2019 well positioned for continued revenue and earnings growth as we progress toward the achievement of our long-term guidance.”

"Strategic focus areas for 2019 are to ramp up production of the Columbia-class submarine, complete the pricing agreement for a second Ford-Class carrier, industrialize our radioisotope technology, and capitalize future organic growth opportunities.”

Fourth Quarter and Full Year 2018 Segment Results
Nuclear Operations Group (NOG) segment revenue was $351 million for the fourth quarter of 2018, a 13% increase from the prior-year period, driven primarily by accelerated revenue through favorable EAC changes that included increased future volume assumptions that benefited backlog contracts and higher naval nuclear fuel and downblending services. Full-year segment revenue was $1.3 billion, a 3.7% increase compared with 2017 as a result of increases in volume from naval nuclear components as well as nuclear fuel and downblending operations.

NOG operating income was $91.1 million in the fourth quarter of 2018, a 41% increase compared with the prior-year period primarily driven by lower costs and favorable EAC changes that included increased future volume assumptions that benefited backlog contracts. Full-year segment operating income was $271 million, inclusive of a $29.2 million reserve for missile tube rework, a 1.3% increase compared with the prior year driven by higher volume and reduced costs. Fourth quarter and full year 2018 segment operating margins were 26.0% and 20.6%, respectively.

Nuclear Power Group (NPG) segment revenue was $98.2 million for the fourth quarter of 2018, a 15.6% increase from the prior-year period due to increases in field services, fuel handling and manufacturing, and the medical radioisotope acquisition. Full-year segment revenue was $366 million, a 28% increase compared with the prior year primarily from an increase in field services, fuel manufacturing, China steam generator production and the medical radioisotope acquisition.

NPG operating income was $13.6 million in the fourth quarter of 2018, a 44% increase from the prior-year period driven primarily from higher volume and the medical radioisotope acquisition. Full-year segment operating income was $52.3 million, a 43% increase compared with the prior year driven by higher volume and the medical radioisotope acquisition. Fourth quarter and full-year 2018 segment operating margins were 13.9% and 14.3%, respectively.

Nuclear Services Group (NSG) segment operating income was $9.2 million for the fourth quarter of 2018 compared with $5.5 million for the fourth quarter of 2017 primarily as a result of an improvement in operational performance and lower costs. Full-year segment operating income was down $1.7 million to $20.4 million primarily driven by a $7.9 million favorable legal settlement in 2017.

Liquidity and Debt
The Company generated $177.7 million of net cash from operating activities in the fourth quarter of 2018 compared with $77.1 million in the prior-year period. At the end of the fourth quarter 2018, the Company’s cash and short-term investments position, net of restricted cash, was $33.5 million.

As of December 31, 2018, the Company had gross debt of $777.4 million and $63.5 million in letters of credit issued under the Company's revolving credit facility. Gross debt included $400.0 million in senior notes, $277.4 million in term loans and $100.0 million in borrowings under the Company’s revolving credit facility. As a result, the Company had $336.5 million in remaining availability under its revolving credit facility.

Capital Deployment
The Company returned $168 million to shareholders during the fourth quarter 2018, including $152 million in share repurchases and $16 million in dividends. For the fiscal year 2018, the Company returned $279 million of cash to shareholders, including $215 million in share repurchases and $64 million in dividends. As of December 31, 2018, the total remaining share repurchase authorization stands at $185 million.

On February 22, 2019, our Board of Directors declared a quarterly cash dividend of $0.17 per common share. The dividend will be payable on March 28, 2019, to shareholders of record on March 11, 2019.

2019 Guidance

•	Non-GAAP EPS of ~$2.50 (excluding mark-to-market for pension and post-retirement benefits)

•	Consolidated revenue growth of ~6%

•	NOG revenue growth of ~6%

•	NPG revenue ~flat

•	Operating income and margin

•	NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement

•	NPG operating margin of ~13%

•	NSG operating income of ~$25 million

•	Other segment operating expense primarily R&D of ~1% of revenue

•	Unallocated corporate expenses of ~$20 million

•	Other income primarily related to pension and other post-employment benefits of ~$22 million

•	Non-GAAP effective tax rate in a range of 23% to 24%

•	Capital expenditures of ~$225 million

Long-term Guidance
BWXT reiterated long-term guidance that excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three to five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.

The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.

Conference Call to Discuss Fourth Quarter and Full Year 2018 Results

Date:            Tuesday, February 26, 2019, at 8:30 a.m. EDT
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; completion of our multi-year pricing agreement; the integration and anticipated benefits of our acquisition of Nordion’s medical isotope business; timing of future revenues from the acquisition of Nordion’s medical isotope business and new medical radioisotope business; the timing and impact of the missile tube welding issue; our plans and expectations for the NOG, NPG and NSG segments; and our 2019 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,250 employees, BWXT has 11 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President and Chief Investor Relations Officer		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

Mark Kratz
Manager, Investor Relations
434-522-3883	makratz@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss		One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$103.1	$—	$—	$—	$103.1
Other Income (Expense)	(71.8)	67.8	—	—	(4.0)
Provision for Income Taxes	(9.3)	(15.7)	—	(1.0)	(25.9)
Net Income	22.1	52.1	—	(1.0)	73.2
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	(0.1)
Net Income Attributable to BWXT	$21.9	$52.1	$—	$(1.0)	73.0

Diluted Shares Outstanding	98.6				98.6
Diluted Earnings per Common Share	$0.22	$0.52	$—	$(0.01)	$0.74

Effective Tax Rate	29.6%				26.2%

Three Months Ended December 31, 2017
	GAAP	Pension & OPEB MTM (Gain) / Loss	Executive Restructuring	One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$63.7	$—	$2.6	$—	$66.4
Other Income (Expense)	(7.4)	11.1	—	—	3.6
Provision for Income Taxes	(71.9)	(4.2)	(1.0)	54.6	(22.4)
Net Income (Loss)	(15.5)	6.9	1.7	54.6	47.7
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	(0.2)
Net Income (Loss) Attributable to BWXT	$(15.7)	$6.9	$1.7	$54.6	47.5

Diluted Shares Outstanding	99.4				100.4
Diluted Earnings per Common Share	$(0.16)	$0.07	$0.02	$0.54	$0.47

Effective Tax Rate	127.6%				31.9%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Twelve Months Ended December 31, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	One Time Tax (Benefit) / Losses	Missile Tube Reserves	Non-GAAP

Operating Income	$305.0	$—	$2.5	$—	$—	$—		$307.5
Other Income (Expense)	(24.8)	32.6	—	2.4	(4.7)	—		5.5
Provision for Income Taxes	(52.8)	(7.5)	(0.6)	(0.6)	1.2	(13.5)		(73.8)
Net Income	227.3	25.1	1.9	1.8	(3.5)	(13.5)		239.1
Net Income Attributable to Noncontrolling Interest	(0.3)	—	—	—	—	—		(0.3)
Net Income Attributable to BWXT	$227.0	$25.1	$1.9	$1.8	$(3.5)	$(13.5)		238.8

Diluted Shares Outstanding	100.0							100.0
Diluted Earnings per Common Share	$2.27	$0.25	$0.02	$0.02	$(0.03)	$(0.13)		$2.39

Effective Tax Rate	18.9%							23.6%

NOG segment margins(4)	20.6%						1.9%	22.5%

Twelve Months Ended December 31, 2017
	GAAP	Pension & OPEB MTM (Gain) / Loss	Litigation	Executive Restructuring	Impairment (Gains) / Losses	One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$292.2	$—	$(7.9)	$2.6	$—	$—	$287.0
Other Income (Expense)	3.6	11.1	—	—	(0.4)	—	14.2
Provision for Income Taxes	(147.4)	(4.2)	2.8	(1.0)	0.0	54.6	(95.1)
Net Income	148.4	6.9	(5.1)	1.7	(0.4)	54.6	206.1
Net Income Attributable to Noncontrolling Interest	(0.5)	—	—	—	—	—	(0.5)
Net Income Attributable to BWXT	$147.8	$6.9	$(5.1)	$1.7	$(0.4)	$54.6	205.6

Diluted Shares Outstanding	100.4						100.4
Diluted Earnings per Common Share	$1.47	$0.07	$(0.05)	$0.02	$(0.00)	$0.54	$2.05

Effective Tax Rate	49.8%						31.6%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

(4)
Additional information about the missile tube reserve impact to Revenue, Operating Income and Operating Margin for 2Q, 3Q and 2018 can be found in our most recent Investor Briefing on the BWXT website at www.bwxt.com/investors.

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2018	2017
	(In thousands)
Current Assets:
Cash and cash equivalents	$29,871	$203,404
Restricted cash and cash equivalents	3,834	7,105
Investments	3,597	2,934
Accounts receivable – trade, net	129,459	189,217
Accounts receivable – other	13,374	19,365
Contracts in progress	318,454	420,628
Other current assets	43,859	30,437
Total Current Assets	542,448	873,090
Property, Plant and Equipment	1,132,392	1,013,141
Less accumulated depreciation	693,153	664,512
Net Property, Plant and Equipment	439,239	348,629
Investments	7,382	9,301
Goodwill	274,082	218,331
Deferred Income Taxes	63,908	86,740
Investments in Unconsolidated Affiliates	63,746	43,266
Intangible Assets	228,676	110,405
Other Assets	35,615	22,577
TOTAL	$1,655,096	$1,712,339

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2018	2017
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$14,227	$27,870
Accounts payable	114,751	93,421
Accrued employee benefits	77,386	82,477
Accrued liabilities – other	62,163	64,738
Advance billings on contracts	98,477	246,192
Accrued warranty expense	10,344	13,428
Total Current Liabilities	377,348	528,126
Long-Term Debt	753,617	481,059
Accumulated Postretirement Benefit Obligation	19,236	21,368
Environmental Liabilities	86,372	79,786
Pension Liability	173,469	296,444
Other Liabilities	9,353	19,799
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 125,871,866 and 125,381,591 shares at December 31, 2018 and December 31, 2017, respectively	1,259	1,254
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	115,725	98,843
Retained earnings	1,166,762	990,652
Treasury stock at cost, 30,625,074 and 25,964,088 shares at December 31, 2018 and December 31, 2017, respectively	(1,037,795)	(814,809)
Accumulated other comprehensive income	(10,289)	9,454
Stockholders' Equity – BWX Technologies, Inc.	235,662	285,394
Noncontrolling interest	39	363
Total Stockholders' Equity	235,701	285,757
TOTAL	$1,655,096	$1,712,339

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$477,998	$430,138	$1,799,889	$1,687,738
Costs and Expenses:
Cost of operations	323,989	308,144	1,295,876	1,191,983
Research and development costs	3,550	1,922	15,223	7,190
Losses (gains) on asset disposals and impairments, net	66	(161)	64	(194)
Selling, general and administrative expenses	54,893	59,267	214,092	210,148
Total Costs and Expenses	382,498	369,172	1,525,255	1,409,127
Equity in Income of Investees	7,645	2,780	30,343	13,612
Operating Income	103,145	63,746	304,977	292,223
Other Income (Expense):
Interest income	139	655	2,479	1,405
Interest expense	(8,469)	(3,619)	(27,823)	(14,879)
Other – net	(63,472)	(4,456)	512	17,031
Total Other Income (Expense)	(71,802)	(7,420)	(24,832)	3,557
Income before Provision for Income Taxes	31,343	56,326	280,145	295,780
Provision for Income Taxes	9,262	71,860	52,840	147,415
Net Income (Loss)	$22,081	$(15,534)	$227,305	$148,365
Net Income Attributable to Noncontrolling Interest	(146)	(157)	(347)	(521)
Net Income Attributable to BWX Technologies, Inc.	$21,935	$(15,691)	$226,958	$147,844
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.22	$(0.16)	$2.29	$1.49
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.22	$(0.16)	$2.27	$1.47
Shares used in the computation of earnings per share:
Basic	97,619,549	99,398,096	99,062,087	99,334,472
Diluted	98,571,419	99,398,096	100,019,053	100,369,190

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$227,305	$148,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,097	56,557
Income of investees, net of dividends	(8,106)	2,520
Gain on forward contracts	(4,743)	—
Recognition of debt issuance costs from Former Credit Facility	2,441	—
Provision for (benefit from) deferred taxes	17,446	93,461
Recognition of losses for pension and postretirement plans	34,554	12,823
Stock-based compensation expense	11,883	15,222
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	62,193	(42,803)
Accounts payable	1,888	(7,476)
Contracts in progress and advance billings on contracts	(34,012)	35,272
Income taxes	(23,257)	15,124
Accrued and other current liabilities	11,596	(26,610)
Pension liability, accrued postretirement benefit obligation and employee benefits	(187,425)	(79,311)
Other, net	(2,570)	(1,184)
NET CASH PROVIDED BY OPERATING ACTIVITIES	169,290	221,960
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(109,338)	(96,880)
Acquisition of businesses	(212,993)	(715)
Purchases of securities	(4,520)	(3,237)
Sales and maturities of securities	3,933	12,852
Investments, net of return of capital, in equity method investees	(9,059)	(2,789)
Other, net	5,253	1,088
NET CASH USED IN INVESTING ACTIVITIES	(326,724)	(89,681)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	1,158,800	109,400
Repayments of long-term debt	(876,206)	(137,053)
Payment of debt issuance costs	(9,443)	—
Repurchase of common shares	(214,759)	—
Dividends paid to common shareholders	(63,821)	(42,043)
Exercise of stock options	3,573	17,117
Cash paid for shares withheld to satisfy employee taxes	(6,796)	(8,049)
Other	(671)	(550)
NET CASH USED IN FINANCING ACTIVITIES	(9,323)	(61,178)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(9,979)	7,443
TOTAL (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(176,736)	78,544
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	213,144	134,600
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$36,408	$213,144
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$16,993	$14,252
Income taxes (net of refunds)	$58,715	$38,425
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$29,470	$8,454

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$351,074	$309,369	$1,319,170	$1,271,861
Nuclear Services Group	31,443	37,103	122,438	137,249
Nuclear Power Group	98,236	84,967	365,911	285,831
Adjustments and Eliminations	(2,755)	(1,301)	(7,630)	(7,203)
TOTAL	$477,998	$430,138	$1,799,889	$1,687,738

SEGMENT INCOME:
Nuclear Operations Group	$91,122	$64,427	$271,405	$267,930
Nuclear Services Group	9,192	5,506	20,374	22,083
Nuclear Power Group	13,633	9,454	52,270	36,548
Other	(4,532)	(5,751)	(18,074)	(10,688)
SUBTOTAL	109,415	73,636	325,975	315,873
Unallocated Corporate	(6,270)	(9,890)	(20,998)	(23,650)
TOTAL	$103,145	$63,746	$304,977	$292,223

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,128	$8,028	$32,132	$31,289
Nuclear Services Group	801	914	3,401	3,702
Nuclear Power Group	5,460	3,508	17,154	13,751
Other	—	—	—	—
Corporate	2,016	1,972	7,410	7,815
TOTAL	$16,405	$14,422	$60,097	$56,557

CAPITAL EXPENDITURES:
Nuclear Operations Group	$42,889	$43,233	$93,360	$86,323
Nuclear Services Group	668	1,025	974	1,514
Nuclear Power Group	2,393	621	4,710	3,856
Other	1,440	628	2,780	628
Corporate	1,460	2,012	7,514	4,559
TOTAL	$48,850	$47,519	$109,338	$96,880

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$2,636,824	$3,304,416	$2,636,824	$3,304,416
Nuclear Services Group	38,142	29,285	38,142	29,285
Nuclear Power Group	803,634	637,053	803,634	637,053
TOTAL	$3,478,600	$3,970,754	$3,478,600	$3,970,754

BOOKINGS:
Nuclear Operations Group	$47,387	$642,969	$694,085	$1,089,740
Nuclear Services Group	41,870	28,345	127,979	136,640
Nuclear Power Group	32,947	194,262	535,032	449,332
TOTAL	$122,204	$865,576	$1,357,096	$1,675,712